UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2016

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 8, 2016, TransEnterix, Inc. (the "Company") filed a post-effective amendment to its existing Registration Statement on Form S-3 (SEC File No. 333-199998) (the "Shelf Registration Statement") in accordance with its financing plan, as described during its conference call held on Thursday March 3, 2016, the transcript of which was furnished as an exhibit to a Form 8-K furnished to the SEC earlier today.

The post-effective amendment makes the following changes to the Shelf Registration Statement: (1) registration of an additional $50,000,000 of securities to be offered by the Company as primary offerings under the Shelf Registration Statement from time to time through December 2017; (2) an update the description of the Company’s business to reflect 2014 and 2015 business changes; and (3) removal of all references to shares registered for resale from time to time by selling stockholders.

As reported in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016, the Company currently has approximately $18.8 million available for offerings of its securities under its existing shelf registration statements. This refresh of the Shelf Registration Statement provides the Company with availability to offer up to $68.8 million of its securities in public financing transactions from time to time prior to December 2017. While the Company has no current intention to initiate such public offering, it does believe it is prudent for the Company to have sufficient capital raising potential to allow the Company to be efficient in its capital raising transactions as it continues to grow the Company through the commercialization of its ALF-X surgical robotic system and, upon receipt of FDA clearance, its SurgiBot surgical robotic system.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

March 8, 2016	By:	Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and CFO